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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Avis Rent A Car, Inc. on Form S-3 of our reports dated January 25, 1999 (March 19, 1999 as to Note 21), appearing in and incorporated by reference in the Annual Report on Form 10-K of Avis Rent A Car, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
August 6, 1999